Exhibit 77(q)(1)

                                    Exhibits

(a)(1) Certificate of Amendment to Declaration of Trust abolishing series, "ING Growth + Value Fund" is filed herein.
(e)(1) First Amendment to Investment Management Agreement between ING Mayflower Trust and ING Investments, LLC effective September 2, 2004 is filed herein.
(e)(2) Amended and Restated Schedule 1 with respect to the Investment Management Agreement between ING Mayflower Trust and ING Investments, LLC is filed herein.